REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of November 13, 1997 by and among MCCLATCHY NEWSPAPERS, INC., a Delaware
            --                    --------------------------
corporation ("Parent"), NEWCO HOLDING, INC., a Delaware corporation ("Newco
                        -------------------
Holding"), and the persons listed on the signature pages hereto (individually, a "Stockholder," and collectively, the "Stockholders").
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                                   WITNESSETH:

         WHEREAS, Parent, Newco Holding, and Cowles Media Company, a Delaware corporation (the "Company"), have entered into that certain Agreement and Plan of Merger and Reorganization dated as of November 13, 1997 (as it may be amended from time to time, the "Merger Agreement"), in which in exchange for the Stockholders' capital stock of the Company, Stockholders will have the right to elect to receive shares of Class A Common Stock, par value $0.01 per share, of Newco Holding (the "Class A Common Stock"); and

         WHEREAS, the parties hereto wish to enter into this Agreement to provide for the registration of the Stockholders' shares of Class A Common Stock,

         NOW, THEREFORE, in consideration for the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Newco Holding and each Stockholder hereby agree as follows:

         Article 1.  Registration.
         ---------   ------------

         1.1 Certain Definitions. As used in this Agreement, the following terms
             -------------------
shall have the following meanings:

         (a)  "Advice":  Shall be as defined in the last paragraph of Section
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2.2.

         (b) "Commission" shall mean the Securities and Exchange Commission or
              ----------
any other federal agency at the time administering the Securities Act.

         (c) "Effectiveness Period": Shall be as defined in Section 2.1(a).
              --------------------

         (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as
              ------------
amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

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

         (e) "Holder" shall mean the Stockholders, and any transferee or
              ------
subsequent transferee of Registrable Securities originally issued to the Stockholders (other than a transferee who purchases the Registrable Securities in a sale effected pursuant to any Registration Statement or pursuant to Rule 144 or Rule 145).

         (f) "Prospectus" shall mean the prospectus included in any Registration
              ----------
Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, including, without limitation, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

         (g) "Register," "registered" and "registration" shall refer to a
              --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         (h) "Registrable Securities" shall mean shares of Class A Common Stock
              ----------------------
issued to the Stockholders pursuant to the Merger Agreement; provided, however, that Registrable Securities shall not include any such shares of Class A Common Stock that have previously been registered (other than on the Form S-4 filed in connection with the Merger Agreement) or which have been sold by a Stockholder under an effective Registration Statement or under Rule 144 or Rule 145.

         (i) "Registration Expenses": Shall be as set forth in Section 2.3.
              ---------------------

         (j) "Registration Statement" shall mean any registration statement of
              ----------------------
Newco Holding that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         (k) "Rule 144" and "Rule 145" shall mean Rule 144 and Rule 145,
              --------       --------
respectively, as promulgated by the Commission under the Securities Act, as such rules may be amended from time to time, or any similar successor rules that may be promulgated by the Commission.

         (l) "Rule 415" shall mean Rule 415 as promulgated by the Commission
              --------
under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

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

         (m) "Securities Act" shall mean the Securities Act of 1933, as amended,
              --------------
or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

         (n) "Shelf Registration" shall mean either the Initial Shelf
              ------------------
Registration (as defined in Section 2.1(a) below) or a Subsequent Shelf Registration (as defined in Section 2.1(b) below), as appropriate.

         2.  Registration.
             ------------

         2.1 Registration Statement. (a) Newco holding will use all reasonable
             ----------------------
efforts to prepare and file with the Commission as of the Closing (as defined in the Merger Agreement), a Registration Statement with respect to all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 covering the resale from time to time by the Holders of all of the Registrable Securities (the "Initial Shelf Registration"). The Initial Shelf Registration shall be on Form S-1 or Form S-3 (if available) or any comparable form or successor to any such form permitting registration of Registrable Securities for resale by the Holders. Newco Holding shall use best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act as soon as practicable after the filing thereof, and to keep the Initial Shelf Registration continuously effective under the Securities Act until the earlier of (i) all Registrable Securities covered by the Initial Shelf Registration have been sold under the Initial Shelf Registration, (ii) a subsequent Shelf Registration covering all of the Registrable Securities has been declared effective under the Securities Act, (iii) Holders no longer hold any Registrable Securities, (iv) with respect to any Holder, all Registrable Securities held by such Holder may be sold in compliance with Rule 144 or Rule 145 within any three month period, or (v) two years from the Effective Date of the Company Merger (as defined in the Merger Agreement) (the "Effectiveness Period").

         (b) If the Initial Shelf Registration or any subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), Newco Holding shall use all reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering the resale from time to time of all the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, Newco Holding shall use all reasonable efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective until the end of the Effectiveness Period.


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

         (c) Newco Holding shall supplement and amend the Shelf Registration or Subsequent Shelf Registration, as the case may be, if required by the rules, regulations or instructions applicable to the registration form used by Newco Holding for such Shelf Registration, if required by the Securities Act.

         (d) The registration statement filed in accordance with this Section may include other securities of Newco Holding with respect to which registration rights have been granted, and may include securities of Newco Holding being sold for the account of Newco Holding.

         2.2 Registration Procedures. In connection with Newco Holding's
             -----------------------
registration obligations under Section 2.1 hereof, Newco Holding shall effect such registration to permit the sale of the Registrable Securities in accordance with the method or methods of disposition thereof intended by the Holder, and pursuant thereto Newco Holding shall as expeditiously as practicable:

         (a) Before filing any Registration Statement or Prospectus or any amendments or supplements thereto (other than documents that would be incorporated or deemed to be incorporated therein by reference and that Newco Holding is required by applicable securities laws or stock exchange requirements to file), furnish to the Holders copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and their counsel, if any, and Newco Holding shall not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto (other than such documents which, upon filing, would be incorporated or deemed to be incorporated by reference therein and that Newco Holding is required by applicable securities laws or stock exchange requirements to file) to which the Holders of a majority of the securities covered by such Registration Statement shall reasonably object on a timely basis. In the event of any such objection, the Holders shall provide Newco Holding with any requested revisions to such prospectus or supplement within ten (10) days of such objection.

         (b) Prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2.1(a); cause the related Prospectus to be amended or supplemented by any required Prospectus amendment or supplement, and as so amended or supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the methods of disposition intended by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

         (c) Notify the Holders promptly, and confirm such notice in writing,
(i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and,

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

with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by Newco Holding of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the existence of any fact or the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of Newco Holding's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

         (d) Use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable time.

         (e) If reasonably requested by the Holders of a majority of the securities being sold, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as Newco Holding or the Holders of a majority of such securities agree should be included therein as required by applicable law, (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after Newco Holding has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to any Registration Statement consistent with clause (i) or (ii) above; provided, that Newco Holding shall not be required to take any actions under this paragraph that are not, in the opinion of outside counsel for Newco Holding, in compliance with applicable law.

         (f) Furnish to each Holder and its counsel, if any, upon written request and without charge, at least one conformed copy of the Registration Statement or Statements and any post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits, unless requested in writing by such Holder or counsel).

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

         (g) Deliver to each Holder and its counsel, if any, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request in writing; and Newco Holding hereby consents to the use of such Prospectus or each amendment or supplement thereto by each Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

         (h) Use all reasonable efforts to register and qualify the Registrable Securities under (or obtain exemption from) the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, that Newco Holding will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

         (i) Cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of any Holder or Holders, in which case Newco Holding will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable such Holder or Holders to consummate the disposition of such Registrable Securities.

         (j) Within five (5) business days following the occurrence of any event contemplated by paragraphs 2.2(c)(v) or 2.2(c)(vi) above, prepare and file with the Commission a supplement or post-effective amendment to each Registration Statement or an amendment or supplement to the related Prospectus or any document incorporated therein by reference or file any other required document (such as a Current Report on Form 8-K) so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the five (5) business day period may be extended by an additional 30 days if such amended or supplemental disclosures would be seriously detrimental to Newco Holding at such time and Newco Holding shall furnish to the Holders notice to that effect; provided, further that Newco Holding may not extend such period more than once during any 12-month period.

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

         (k) If necessary in connection with a disposition of Registrable Securities, make available for inspection, at the offices where normally kept during reasonable business hours, by a representative of any Holder and any attorney or accountant retained by such Holder, financial and other records, pertinent corporate documents and properties of Newco Holding and its subsidiaries as they may reasonably request, and cause the officers, directors and employees of Newco Holding and its subsidiaries to supply all information reasonably requested by any such representative, attorney or accountant in connection with such disposition; provided, that any records, information or documents that are designated by Newco Holding in writing as confidential at the time of delivery of such records, information or documents shall be kept confidential by such Persons, and such Persons shall so agree in writing.

         (l) Comply with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of Newco Holding, after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

         (m) Enter into such agreements and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities.

         (n) Cooperate with the Holders and transfer agent and registrar to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as a Holder may request.

         (o) Cause the shares of Class A Common Stock to be listed on each securities exchange or quotation system on which Newco Holding's Class A Common Stock is then listed no later than the date the Registration Statement is declared effective and, in connection therewith, to the extent applicable, to make any required filings under the Exchange Act and to have such filings declared effective thereunder.

         Newco Holding may require a Holder, and each Holder agrees, to furnish to Newco Holding such information regarding the distribution of such Registrable Securities as Newco Holding may, from time to time, reasonably request in writing and Newco Holding may exclude from such registration the Registrable Securities of any Holder if such Holder unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Holder agrees promptly to furnish to Newco Holding all information required to be disclosed in order to make the information previously furnished to Newco Holding by such Holder not misleading. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such

Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

         Each Holder agrees that, upon receipt of any notice from Newco Holding of the happening of any event of the kind described in paragraphs 2.2(c)(ii), 2.2(c)(iii), 2.2(c)(iv), 2.2(c)(v) or 2.2(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by the applicable Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by paragraph 2.2(j) hereof, or until it is advised in writing (the "Advice") by Newco Holding that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. Newco Holding agrees to give the Advice promptly after it determines that the use of the applicable Prospectus may be resumed.

         2.3 Registration Expenses. All fees and expenses incident to the
             ---------------------
performance of or compliance with this Agreement by Newco Holding shall be borne by Newco Holding whether or not any of the Registration Statements become effective and whether or not any of the Registrable Securities are transferred pursuant to the Registration Statement. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to designation of the Registrable Securities as eligible for trading on The New York Stock Exchange, and (B) of compliance with securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for Newco Holding in connection with the Shelf Registration, (v) reasonable fees and disbursements of all independent certified public accountants, (vi) Securities Act liability insurance if Newco Holding so desires such insurance, and (vii) fees and expenses of all other Persons retained by Newco Holding. In addition, Newco Holding will, in any event, bear its own internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities issued by Newco Holding are then listed and the fees and expenses of any Person, including special experts, retained by Newco Holding. Newco Holding shall pay the reasonable fees and expenses of counsel retained by any Holder in connection with the Holder's registration of Registrable Securities pursuant to this Agreement.


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

          3.  Indemnification.
              ---------------

         (a) To the maximum extent permitted by law, Newco Holding will indemnify and hold harmless each Holder of Registrable Securities, each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, and each underwriter of Registrable Securities, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Newco Holding of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and Newco Holding will reimburse each such Holder or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 3(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Newco Holding (which consent shall not be unreasonably withheld or delayed), nor shall Newco Holding be liable in any such case for any such loss, claim, damage, expense, liability or action to the extent that it arises out of or is based upon a Violation which arises out of or is based upon information furnished in writing expressly for use in connection with such registration by any such Holder, controlling person or underwriter, as the case may be; provided, further, that Newco Holding will not be liable to any Holder or controlling person or underwriter, as the case may be with respect to any loss, claim, damage, expense or liability arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in any preliminary prospectus which is corrected in an amended, supplemented or final prospectus if the purchaser asserting such loss, claim, damage, expense or liability purchased from such Holder or underwriter, as applicable and was not sent or given a copy of such amended, supplemented or final prospectus at or prior to the sale of Registrable Securities to such purchaser.

         (b) To the maximum extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the Registrable Securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless Newco Holding and each person who controls Newco Holding within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which Newco Holding or any such director or controlling person may become subject, under the Securities Act, the Exchange Act or other federal state law, insofar as such

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

losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation arises out of or is based upon information furnished by such Holder in writing expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses incurred by Newco Holding or any such controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 3(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld or delayed. Each Holder's liability under this Section 3(b) shall not exceed the proceeds received by such Holder from the sale of Registrable Securities held by such Holder included in such registration, qualification or compliance.

         (c) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). Without limiting the generality of the foregoing, the Indemnified Party may withhold its consent to any such counsel who also acts as counsel to the Indemnifying Party (with respect to such claim or otherwise) and the Indemnified Party reasonably believes that there exists a conflict of interest between the Indemnified Party and the Indemnifying Party, with respect to such claim or litigation. In such event, the Indemnifying Party shall bear the expense of another counsel who shall represent the Indemnified Party and any other persons or entities who have indemnification rights from the Indemnifying Party hereunder, with respect to such claim or litigation, and shall be selected as provided in the first sentence of this Section 3(c). The Indemnified Party may participate in such defense at such party's expense (except to the extent that the Indemnifying Party is required to pay the expense of such counsel pursuant to this Section 3(c)), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

         (d) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or

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

payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party (on the one hand) and of the Indemnified Party (on the other) in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         4.  Information Requirements.
             ------------------------

         (a) Newco Holding shall file in a timely manner the reports required to be filed by it under the Securities Act and the Exchange Act, and if at any time Newco Holding is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act. Newco Holding further covenants that it will cooperate with any Holder and take such further action as such Holder may reasonably request (including without limitation making such representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 145 under the Securities Act. Upon the request of any Holder, Newco Holding shall deliver to such Holder a written statement as to whether it has complied with such filing requirements.

         (b) Newco Holding shall file in a timely manner the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instructions to any Registration Form used in connection with any Registration effected pursuant hereto in order to allow Newco Holding to be eligible to file registration statements on such form.

         5.  Miscellaneous.
             -------------

         5.1 No Inconsistent Agreements. Newco Holding has not entered, as of
             --------------------------
the date hereof, and shall not enter, on or after the date of this Agreement, any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement.

         5.2 Amendments and Waivers. The provisions of this Agreement, including
             ----------------------
the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless Newco Holding has obtained the written consent of each Holder.

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

         5.3 Notices. All notices and other communications provided for or
             -------
permitted hereunder shall be made in writing and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telefax or
(iii) one business day after being deposited with a reputable next-day courier, charges prepaid, to the parties as follows:

              (a) if to a Holder, at the most current address given by such Holder to Newco Holding in accordance with the provisions of this Section; and

              (b) if to Newco Holding,
                  c/o McClatchy Newspapers, Inc.
                  2100 Q Street
                  Sacramento, California 95816
                  Attention: Gary B. Pruitt
                             President and Chief Executive Officer

or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

         5.4 Successors and Assigns. This Agreement shall inure to the benefit
             ----------------------
of and be binding upon the successors and permitted assigns of each of the parties. Newco Holding may not assign its rights or obligations hereunder without the prior written consent of Holders of a majority of the Registrable Securities.

         5.5 Counterparts. This Agreement may be executed in any number of
             ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         5.6 Headings. The headings in this Agreement are for convenience of
             --------
reference only and shall not limit or otherwise affect the meaning hereof.

         5.7 Governing Law. This Agreement shall be governed by and construed in
             -------------
accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

         5.8 Severability. If any term, provisions, covenant or restriction of
             ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

         5.9 Entire Agreement. This Agreement is intended by the parties as a
             ----------------
final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by Newco Holding with respect to the Class A Common Stock issued to the Stockholders pursuant to the Merger Agreement. Except as provided in the Merger Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by Newco Holding with respect to the Class A Common Stock. This Agreement supersedes all prior agreements and understandings among the parties with respect to such registration rights.

         5.10 Attorneys' Fees. In any action or proceeding brought to enforce
              ---------------
any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

         5.11 Further Assurances. Each of the parties hereto shall use all
              ------------------
reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate and make effective the transactions contemplated hereby.

         5.12 Termination. This Agreement and the obligations of the parties
              -----------
hereunder shall terminate at the end of the Effectiveness Period, except for any liabilities or obligations under Section 2.3 or 3 or the proviso of paragraph 2.2(k) above, which shall remain in effect in accordance with their terms.


                            [signature pages follow]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                         MCCLATCHY NEWSPAPERS, INC.


                                         By
                                           ------------------------------------

                                         Title
                                              ---------------------------------


                                         NEWCO HOLDING, INC.


                                         By
                                           ------------------------------------

                                         Title
                                              ---------------------------------


STOCKHOLDERS:



                                                               -------------------------------------------------------

-------------------------------------------------------        -------------------------------------------------------
Elizabeth Ballantine                                           Elizabeth Ballantine and First Bank of South Dakota,
                                                               N.A, as co-trustees of the Elizabeth Ballantine Trust
                                                               (#30930)

-------------------------------------------------------
Paul Leavitt

                                                               -------------------------------------------------------

                                                               -------------------------------------------------------

-------------------------------------------------------        -------------------------------------------------------
Richard Gale Ballantine, Custodian                             Elizabeth Ballantine, William Gay Ballantine and
William C. Leavitt VA UTMA                                     First Bank of South Dakota, N.A., as co-trustees of
                                                               the Arthur A. Ballantine Trust for Concord Academy an
                                                               Elizabeth Ballantine and Others FBO:  Elizabeth
                                                               Ballantine (#30470)

-------------------------------------------------------
Richard Gale Ballantine, Custodian
Sarah Ballantine Leavitt VA UTMA





-------------------------------------------------------        ------------------------------------------------------
Elizabeth Bullitt                                              Russell Cowles II



-------------------------------------------------------        ------------------------------------------------------
Allan Friedman                                                 Marguerite A. Cowles



-------------------------------------------------------

-------------------------------------------------------        ------------------------------------------------------

-------------------------------------------------------        ------------------------------------------------------
Elizabeth Bullitt, Allan H. Friedman and First Bank of         Russell Cowles, II and Philip S. Sherburne,
South Dakota, N.A., Trustees of Sarah Cowles Bullitt           Trustees, of Russell Cowles, II Living Trust
Trust for Radcliffe College and Elizabeth Bullitt and          Agreement dated 12/16/67
Others FBO:  Elizabeth Bullitt (#30500)


                                                               ------------------------------------------------------

                                                               ------------------------------------------------------

                                                               ------------------------------------------------------
                                                               Russell Cowles, II, Philip S. Sherburne and First
                                                               Bank of South Dakota, N.A., as co-trustees of the
                                                               Russell Cowles, II 1967 Trust for Russell Cowles and
                                                               Others u.t.i. dated 12/16/67 FBO:  Russell Cowles,
                                                               II (#30760)



                                                               ------------------------------------------------------

                                                               ------------------------------------------------------

                                                               ------------------------------------------------------
                                                               Russell Cowles, II, Marguerite A. Cowles and
                                                               Philip S. Sherburne, Trustees of Russell Cowles, II
                                                               1968 Trust for Russell Cowles II and Others u.t.i.
                                                               dated 02/16/68



                                                               ------------------------------------------------------
                                                               First Bank of South Dakota, N.A., as trustee of the
                                                               John Cowles Family Trust FBO:  Russell Cowles, II
                                                               (#30650)



                                                               ------------------------------------------------------

                                                               ------------------------------------------------------

                                                               ------------------------------------------------------
                                                               Helen Ballantine Healy, Charles Fuller Cowles and
                                                               First Bank of South Dakota, N.A., Trustees, John
                                                               Cowles Trust for the Benefit of John and Elizabeth
                                                               Bates Cowles Foundation and for the Children of John
                                                               Cowles FBO:  Morley Cowles Ballantine, Sarah Cowles
                                                               Doering, John Cowles, Jr. and Russell Cowles, II
                                                               (#30440)



                                                              -------------------------------------------------------

-------------------------------------------------------       -------------------------------------------------------
John Cowles III                                               Page Knudsen Cowles and Philip S. Sherburne,
                                                              Trustees, Page Knudsen Cowles Living Trust dated
                                                              01/04/91

-------------------------------------------------------
Page Knudsen Cowles

                                                              -------------------------------------------------------

                                                              -------------------------------------------------------

                                                              -------------------------------------------------------

                                                              -------------------------------------------------------

-------------------------------------------------------       -------------------------------------------------------

                                                              -------------------------------------------------------
-------------------------------------------------------
John Cowles, III and Philip S. Sherburne, Trustees of         John Cowles, Jr., Tessa Sage Flores, John Cowles,
the John Cowles, III Living Trust dated 01/04/91              III, Jane Sage Cowles, Charles Fuller Cowles and
                                                              First Bank of South Dakota, N.A., Trustees, John
                                                              Cowles Family Trust FBO:  John Cowles, Jr. (#30640)
-------------------------------------------------------

-------------------------------------------------------
Page Knudsen Cowles and John Cowles, III, Trustees,
Page Knudsen and John Cowles, III Irrevocable Trust
dated 08/20/97
                                                              -------------------------------------------------------
                                                              John Cowles, III, as sole trustee of the John Cowles
                                                              Jr. Irrevocable Short-Term Trust dated 11/29/90
-------------------------------------------------------

-------------------------------------------------------
Page Knudsen Cowles and John Cowles, III, Trustees,
Page Knudsen and John Cowles, III Second Irrevocable
Trust dated 11/11/97
                                                              -------------------------------------------------------
                                                              John Cowles, III, as sole trustee of the Jane Sage
                                                              Fuller Cowles Irrevocable Short-Term Trust dated
                                                              11/29/90
-------------------------------------------------------

-------------------------------------------------------
John Cowles, III, and Page Knudsen Cowles, Trustees,
Lucia Morgan Cowles Trust dated 08/20/97



-------------------------------------------------------

-------------------------------------------------------
John Cowles, III, and Page Knudsen Cowles, Trustees,
Colin Gardner Cowles Trust dated 08/20/97



-------------------------------------------------------

-------------------------------------------------------
John Cowles, III, and Page Knudsen Cowles, Trustees,
Maxwell Callison Cowles Trust dated 08/20/97

-------------------------------------------------------
Joe Scofield



-------------------------------------------------------
Lisa Kruidenier



-------------------------------------------------------
David C. Cox


Cox Family Fund


By:____________________________________________________
     David C. Cox
Its: President



-------------------------------------------------------
Joel R. Kramer



-------------------------------------------------------
James J. Viera